Exhibit 99.1

Designated Filer:	Atlas Capital Resources II LP
Issuer & Ticker Symbol:	Horizon Global Corporation (HZN)
Date of Event Requiring Statement:	November 27, 2019

Joint Filers’ Names and Addresses

1.	Name:	Lapetus Capital II LLC
	Address:	100 Northfield Street
Greenwich, Connecticut 06830

2.	Name:	Atlas Capital GP II LP
	Address:	100 Northfield Street
Greenwich, Connecticut 06830

3.	Name:	Atlas Capital Resources GP II LLC
	Address:	100 North Greenwich, Connecticut 06830field Street

4.	Name:	Andrew M. Bursky
	Address:	100 Northfield Street
Greenwich, Connecticut 06830

5.	Name:	Timothy J. Fazio
	Address:	100 Northfield Street
Greenwich, Connecticut 06830